Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF ESQUIRE FINANCIAL HOLDINGS, INC. June 23, 2026 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Joint Proxy Statement/Prospectus and proxy card are available at www.astproxyportal.com/ast/98867 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00030300000000000000 8 062326 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. 1. To approve the issuance of Esquire Financial Holdings, Inc. common stock to holders of Signature Bancorporation, Inc. common stock pursuant to the merger agreement. 2. To adjourn the Esquire special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Esquire share issuance proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Esquire common stock. Note: Consummation of the merger and the other transactions contemplated by the merger agreement is conditioned on Proposal 1, but is not conditioned on Proposal 2. If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified herein or, if a choice is not specified, they will vote "FOR" the proposals set forth in Items 1 and 2, and in their discretion on the conduct of other business if properly raised. This proxy is solicited by the Board of Directors of Esquire Financial Holdings, Inc. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ESQUIRE FINANCIAL HOLDINGS, INC. Proxy for Special Meeting of Stockholders on June 23, 2026 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Andrew C. Sagliocca and Eric S. Bader, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Esquire Financial Holdings, Inc., to be held June 23, 2026, at 10:00 AM, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 1.1